                                                                     EXHIBIT 3.1

Industry Canada    Industrie Canada        ELECTRONIC         RAPPORT DE LA
                                       TRANSACTION REPORT      TRANSACTION
                                                               ELECTRONIQUE
Canada Business    Loi canadienne sur     ARTICLES OF
Corporations Act   les societes par      INCORPORATION     STATUTS CONSTITUTES
                   actions                (SECTION 6)
                                                               (ARTICLE 6)

Processing Type - Mode de Traitement:
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1.   Name of Corporation - Denomination de la societe

     North American Energy Partners Inc.

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2.   The province or territory in Canada where the registered office is to be situated -
     La province ou le territoire au Canada oir se situera le siege social

     AB

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3.   The classes and any maximum number of shares that the corporation is authorized to issue -
     Categories et le nombre maximal d'actions que la societe est autorisee a emettre

     The annexed Schedule 1 is incorporated in this form.
     L'anexe 1 ci-jointe fait partie integrante de la presente formule.

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4.   Restrictions, if any, on share transfers - Restrictions sur le transfert de actions, s'il y a lieu

     The annexed Schedule 2 is incorporated in this form.
     L'annexe 2 ci-jointe fait partie integrante de la presente formule.

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5.   Number (or minimum and maximum number) of directors - Nombre (ou nombre minimal et maximal) d-administrateurs

     Minimum:1 Maximmum: 10

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6.   Restrictions, if any, on business the corporation may carry on -
     Limites imposes a 1'activite commerciale de la societe , s'il y a lieu

     The annexed Schedule 3 is incorporated in this form.
     L'annexe 3 ci-jointe fait partie integrante de la presente formule.

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7.   Other provisions, if any - Autres dispositions, s'il y a lieu

     The annexed Schedule 4 is incorporated in this form.
     L'annexe 4 ci-jointe fait partie integrante de la presente formule.

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8.   Incorporators - Fondateurs

--------------------------------------------------------------------------------
Name(s) - Nom(s)       Address (including postal code) -     Signature
                       Adresse (inclur le code postal)
FRANCIS S. CALLAGHAN   68 BROOKE AVENUE, TORONTO, ONTARIO,   FRANCIS CALLAGHAN
                       CANADA, M5M 219
--------------------------------------------------------------------------------
                                                                          Canada

                               SCHEDULE / ANNEXE 1

3. The classes and any maximum number of shares that the corporation is authorized to issue:

The corporation is authorized to issue an unlimited number of common shares.

                               SCHEDULE / ANNEXE 2

4.   Restrictions, if any, on share transfers:

No share or shares of the corporation shall at any time be transferred to any person without either (a) the consent of the directors to be signified by a resolution passed by the board or by an instrument or instruments in writing signed by a majority of the directors, or (b) the consent of the shareholders of the corporation to be signified by a resolution passed by the shareholders or by an instrument or instruments in writing signed by the holders of the shares of the corporation representing a majority of the votes attributable to all of the issued and outstanding shares of the corporation.

                               SCHEDULE / ANNEXE 3

None.

                               SCHEDULE / ANNEXE 4

7.   Other provisions:

The number of shareholders of the corporation, exclusive of persons who are in its employment and exclusive of persons who, having been formerly in the employment of the corporation, were, while in that employment, and have continued after the termination of that employment to be, shareholders of the corporation, is limited to not more than fifty, two or more persons who are the joint registered owners of one or more shares being counted as one shareholder.

Any invitation to the public to subscribe for securities of the corporation is prohibited.

Subject to the provisions of the Canada Business Corporations Act, the corporation shall have a lien on the shares registered in the name of a shareholder or such shareholder's legal representative for a debt of that shareholder to the corporation.

The board of directors may from time to time on behalf of the corporation, without authorization of the shareholders:

(1)  borrow money on the credit of the corporation;

(2) issue, reissue, sell, pledge or hypothecate bonds, debentures, notes or other evidences of indebtedness of the corporation, whether secured or unsecured;

(3) give a guarantee on behalf of the corporation to secure performance of any present or future indebtedness, liability or obligation of any person; and

(4) mortgage, hypothecate, pledge or otherwise create a security interest in all or any currently owned or subsequently acquired real or personal, movable or immovable, property of the corporation including book debts, rights, powers, franchises and undertakings, to secure any such bonds, debentures, notes or other evidences of indebtedness or any guarantees or any other present or future indebtedness, liability or obligation of the corporation,

The board of directors may from time to time delegate to such one or more of the directors and officers of the corporation as may be designated by the board all or any of the powers conferred on the board above to such extent and in such manner as the board shall determine at the time of such delegation.

Industry Canada     Industrie Canada                  FORM 4                 FORMULE 4
                                              ARTICLES OF AMENDMENT    CLAUSES MODIFICATRICES
Canada Business     Loi canadienne sur les    (SECTION 27 OR 177)       (ARTICLES 27 OU 177)
Corporations Act    societes par actions
------------------------------------------------------------------------------------------------------
1- Name of the  Corporation - Denomination  sociale de la societe     2 - Corporation number -
   NORTH AMERICAN ENERGY PARTNERS INC.                                    615088-8

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3- The articles of the above-named corporation are amended as follows:   Les status de la societe
                                                                         mentionnee ci-dessus sont
                                                                         modifies de la facon
                                                                         suivante:

     1. To change the number of directors to a minimum of 1 and a maximum of 20.

     2.   To delete the following paragraph from Other Provisions:

          Any invitation to the public to subscribe for securities of the corporation is prohibited.


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Date                               Signature                              4-Capacity of - En
November 21, 2003                                                         qualite de

                                   /s/ Kent Wallace                       Secretary

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For Department Use Only            Printed Name - Nom en letters moulees
Al'usage du ministere seulement
Filed                              Kent Wallace
Deposee
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